Exhibit 99.1

For Immediate Release

Patrick Industries, Inc. Completes Acquisition of North American Forest Products, Inc. and Announces Expansion of Existing Credit Facility

ELKHART, IN – September 1, 2015 – Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of the business and certain assets of Edwardsburg, Michigan-based North American Forest Products, Inc. and its wholly owned subsidiary, North American Moulding, LLC (collectively, “North American”). North American is a major manufacturer and distributor, primarily for the recreational vehicle (“RV”) industry, of profile wraps, custom mouldings, laminated panels and moulding products which together represent one of Patrick’s existing core product lines. North American is also a major manufacturer and supplier of raw and processed softwood products, including lumber, panels, trusses, bow trusses, and industrial packaging materials, primarily used in the RV and manufactured housing (“MH”) industries. The Company estimates North American’s trailing 12-month revenues through July 2015 at approximately $165 million, which when combined with Patrick’s consolidated revenues for the same time period approximates $1.0 billion.

The total cash consideration paid for North American was approximately $85 million, and the Company expects the acquisition to be immediately accretive to 2015 net income per share, with one-time transaction specific pretax charges incurred of approximately $0.3 million or $0.01 per diluted share.

“North American’s tremendous expertise in the softwoods market, which represents approximately half of its revenue base, provides us with a ‘best of both worlds’ opportunity via the entry into new product lines that are used extensively in the RV industry. North American also sells these products into the MH and industrial markets, which we believe have upside potential,” said Todd Cleveland, President and Chief Executive Officer of Patrick. “Additionally, North American is recognized as a high-quality supplier of a wide array of laminated panels and moulding products for OEMs in the RV, MH, and industrial markets, and thus is a natural fit with our core lamination operations. North American’s strong market position, which has resulted from its excellent reputation for providing exceptional service to its customer base, will allow us to expand our array of products and services through existing sales channels and into new markets, capitalize on internal cost saving synergies which will ultimately provide increased value to our customer base, and increase our market share and per unit content in the RV and MH industries.”

“The acquisition of North American marks one of the largest acquisitions in our history and represents a seamless fit with our other operating entities, manufacturing expertise, and customer relationships. We are looking forward to working with the North American management team, who will continue to run the business, and look to maximize synergy opportunities between the two organizations through an effective transition plan, continuing the momentum we have in the marketplace. Consistent with previous acquisitions, we will support North American with a financial and operational foundation that will allow it to capitalize on its core competencies while preserving the entrepreneurial spirit that has been so important to its success,” Mr. Cleveland further stated.

Bob Wiley, President and founder of North American, said, “After more than 25 years in business, our exceptional management team is excited and energized to join the Patrick organization whose core values, competencies, relationships and strong focus on customer service mirror those we have worked hard to build and maintain on a consistent basis. While I plan to begin the next chapter of my life following the union with Patrick, the other senior leaders and team members are planning to continue to drive the business model, and I am confident that North American has aligned with the right business partner to grow the North American brand and further embed the philosophies that have allowed us to be successful. Patrick is a natural fit for our operation as we are poised for growth. The additional manufacturing and distribution expertise and resources that Patrick brings can help propel North American and its team members to the next level.”

The acquisition of North American was funded under the Company’s newly expanded credit facility (see discussion below) and includes the acquisition of accounts receivable, inventory, prepaid expenses, and machinery and equipment. Patrick will continue to operate the business on a stand-alone basis under the North American brand name in its existing facilities.

“I am honored that Bob sought out Patrick to partner with on this transaction and we look forward to carrying on the tradition and reputation that he and the team at North American have built during their 25+ year history,” Mr. Cleveland noted. “Additionally, bringing our two companies together to expand our presence and footprint in the manufacture of laminated panels and moulding products, while broadening our reach as a leading supplier of lumber in the hardwoods and softwoods markets, is clearly aligned with our strategic growth and diversification plans as we continue to add products to our stable which in turn bring value to our customer base.”

Credit Facility Expansion

In conjunction with the North American acquisition, the Company entered into a first amendment, dated August 31, 2015, to its current credit agreement. The first amendment expands the existing five-year $250 million senior secured credit facility to $300 million and replenishes the capacity under the credit agreement to continue to make permitted acquisitions.

“We are excited by the continued support shown by our financing partners and pleased to have expanded the size of our credit facility as it was important to provide increased availability, as well as a strong financing platform to support the Company’s strategic initiatives, capital allocation strategy, future organic and acquisition-related growth needs, and ongoing working capital requirements. In addition, we look forward to further solidifying our partnership with our five banking partners as we strive to continue to achieve the deliverables under our strategic plan with the ultimate goal of providing exceptional products and service to our customer base and driving shareholder value," stated Mr. Cleveland.

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, marine, and other industrial markets and operates coast-to-coast through locations in 11 states. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures, fiberglass and plastic component products, interior passage doors, exterior graphics and RV painting, simulated wood and stone products, and slotwall panels and components. The Company also distributes drywall and drywall finishing products, raw and processed lumber, electronics, wiring, electrical and plumbing products, cement siding, FRP products, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products.

Forward-Looking Statements

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, a decline in consumer confidence levels, pricing pressures due to competition, costs and availability of raw materials, availability of commercial credit, availability of retail and wholesale financing for residential and manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed residential and manufactured homes, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company's core businesses, the seasonality and cyclicality in the industries to which our products are sold, the ability to effectively manage the costs and the implementation of the new enterprise resource management system, the successful integration of acquisitions and other growth initiatives, interest rates, oil and gasoline prices, adverse weather conditions impacting retail sales, and our ability to remain in compliance with our credit agreement covenants. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and residential and manufactured homes. The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov.

Contact:

Julie Ann Kotowski

Patrick Industries, Inc.

574-294-7511 / kotowskj@patrickind.com

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